EXHIBIT 10.1

DESCRIPTION OF 2012 SALARIES FOR
2011 NAMED EXECUTIVE OFFICERS

(Updated and restated as of October 15, 2012)

Salaries for executive officers consist of two components: cash, and salary stock units. Salary stock units are credited periodically during the year and are paid in accordance with a written program.

Annualized salary rates effective January 1, 2012 for the current executive officers of the Company who are named in the executive compensation disclosures of the Company’s 2012 proxy statement in relation to fiscal year 2011 (“2011 Named Executive Officers”) are:

Officer Name	2012 Cash Salary	2012 Salary Stock Units

D. Bryan Jordan	$800,000	$320,000
William C. (B.J.) Losch III	400,000	160,000
Michael E. Kisber	600,000	900,000
David T. Popwell	450,000	180,000
Charles T. Tuggle, Jr.	475,000	190,000

Salary rates generally continue in effect until they are changed.

Effective January 1, 2013, the salary rates for D. Bryan Jordan will be reduced 5%. His salary rates for 2013 will be:

Officer Name	2013 Cash Salary	2013 Salary Stock Units

D. Bryan Jordan	$760,000	$304,000

Salaries and other components of executive compensation generally are reviewed and, as appropriate, adjusted in the first quarter of each year. That general review schedule has not been changed.